CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                       BERNARD CHAUS, INC.

        Under Section 805 of the Business Corporation Law


     Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, being the President and Secretary of the corporation, hereby certify:

     FIRST:    The name of the corporation is BERNARD CHAUS, INC.

     SECOND:   That the Certificate of Incorporation was filed by the Secretary of State of New York on the 16th day of April, 1975.

     THIRD:    That the amendment to the Certificate of Incorporation effected by this Certificate is as follows:

          1. A new Article EIGHTH is added to the Corporation's Certificate of Incorporation to read in its entirety as follows, and the existing Article EIGHTH is redesignated as Article NINTH:

          "EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of his duty as a director; provided, however, that nothing in this Article EIGHTH shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated
     Section 719 of the Business Corporation Law of the State of New York. Notwithstanding the foregoing, nothing in this Article EIGHTH shall eliminate or limit the liability of a director for any act or omission occurring prior to the date of the filing of the Certificate of Amendment to the Certificate of Incorporation of the Corporation that includes this Article EIGHTH."

     FOURTH:   That the amendment to the Certificate of Incorporation is
authorized by the affirmative vote of the Board of Directors of the Corporation and by vote of the holders of a majority of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at a meeting of shareholders.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 18th day of November, 1987.



                                      /s/ Bernard Chaus
                                   --------------------------
                                   Bernard Chaus, Chairman and
                                        Chief Executive Officer

                                      /s/ Anthony M. Pisano
                                   --------------------------
                                   Anthony M. Pisano, Secretary